FOURTH AMENDMENT TO THE
RUBY TUESDAY, INC.
2003 STOCK INCENTIVE PLAN

THIS FOURTH AMENDMENT is made as of this 5th day of January, 2012, by Ruby Tuesday, Inc., a corporation organized and existing under the laws of the State of Georgia (hereinafter called the “Company”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Ruby Tuesday, Inc. 2003 Stock Incentive Plan (the “Plan”) under an amended and restated indenture dated as of July 9, 2003, as amended by the First, Second and Third Amendments thereto;

WHEREAS, the Company wishes to amend the Plan primarily to establish a minimum duration for performance periods and to increase the minimum forfeitability period for restricted stock awards that are not subject to performance goals; and

WHEREAS, this Fourth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

NOW, THEREFORE, the Company does hereby amend the Plan, effective as of date indicated below, as follows:

1. By deleting Section 1.1(l-2) in its entirety and substituting therefor the following:

“(l-2)           ‘Performance Period’ means, with respect to a Stock Incentive, a period of time of not less than twelve (12) months’ duration within which the Performance Goals relating to such Stock Incentive are to be measured.  The Performance Period, if any, will be established by the Committee at the time the Stock Incentive is granted.”

2.           By deleting Subsection (b) of Section 3.4 in its entirety and substituting therefor the following:

“(b)           Any Stock Award that does not contain forfeitability provisions based upon Performance Goals shall vest over a period of no less than thirty (30) months, subject to exceptions for death, Disability, retirement and similar events as may be prescribed by the Committee.”

The provisions of the Plan, as amended by this Fourth Amendment, shall become effective with respect to Stock Incentives granted on and after the date it is approved by the Board of Directors of the Company.

IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed as of the day and year first above written.

RUBY TUESDAY, INC.

By:      /s/ Samuel E. Beall, III
Samuel E. Beall, III
Chairman of the Board,
Chief Executive Officer and President
ATTEST:

By:          /s/ Scarlett May
Scarlett May
Secretary

[CORPORATE SEAL]